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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): December 23, 1996

                         COMMUNITY CARE OF AMERICA, INC.
             (Exact name of registrant as specified in its charter)


       Delaware                     0-26502                     52-1823411
     State or other               (Commission                 (IRS Employer
     jurisdiction of              file number)             Identification No.)
     incorporation)


          3050 North Horseshoe Drive, Suite 260, Naples, Florida 34104
                    (Address of principal executive offices)


        Registrant's telephone number including area code: (941) 435-0085


                                 Not Applicable
          (Former name or former address, if changed since last report)





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Item 5.     Other Events


On December 27, 1996 the Company obtained a $15,000,000 secured line of credit with Daiwa Securities of America, Inc. to replace the existing secured line of credit with NationsBank. The $15,000,000 secured line of credit is for a three year term and is secured through the assignment of certain Company receivables to the lender.

The Company engaged Integrated Health Services, Inc. ("IHS") under a management agreement to assist in the provision of certain financial, accounting, MIS, reimbursement and ancillary services for a term of five years commencing on January 1, 1997. The Company believes that this will provide access to more sophisticated and responsive systems at a lower cost enabling the Company to reduce its overhead. Additionally, the Company entered into a subordinated revolving credit agreement with IHS Financial Holdings, Inc., a subsidiary of IHS, pursuant to which, as of January 13, 1997, the Company may borrow up to $5,000,000 for additional working capital. The Company issued to IHS warrants to purchase an aggregate of 9.9% of its outstanding common stock in connection with the $5 million credit line. The exercise price of half the warrants will be at current fair market value and will expire in two years. The exercise price of the rest of the warrants will be at double the current fair market value and will expire in five years. The current fair market value will be determined based upon the average of the high and low trading price of the Company's common stock for the next two full trading days. The Company has granted IHS registration rights relating to the warrants. Two of the Company's directors are also directors of IHS and one is IHS's Chairman, chief executive officer and largest stockholder.

The Company expects a loss in its fourth quarter, as a result of write-offs, non-recurring charges, and adjustments, which the Company estimates could aggregate between $8 and $14 million, before giving effect to income tax benefits. The Company is evaluating the potential write off of the deferred offering costs related to its stock offering which was not completed in 1996, alternative courses of action with respect to the previously announced Memorial transaction which could result in a write-off, as well as non- recurring charges and adjustments. Finalization of these matters is pending a review with the Audit Committee of the Board of Directors and the Company's independent auditors.

The Board of Directors has appointed a search committee to seek two qualified replacements to fill the vacancies created by the December 1996 resignations of Rohit Desai and Damon Ball, both of Desai Capital Management, Inc., neither of whom resigned due to any expressed disagreement with the Company relating to operations, policies or practices.





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Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

   (a)   Financial Statements of business acquired:   Not applicable.

   (b)   Pro Forma financial information:   Not applicable.

   (c)   Exhibits:

     Regulation S-K
     Exhibit Number      Description
     --------------      -----------

          4.1 Healthcare Receivables Purchase And Transfer Agreement dated December 23, 1996 among Community Care of America, Inc. and Each Of The Providers Named In The Agreement and CCA Funding, LLC.

          4.2 Loan And Security Agreement dated December 23, 1996 between CCA Funding, LLC and Daiwa Healthco-2, LLC.

          4.3       Assignment  Of  Healthcare   Receivables  Purchase  And
                    Transfer Agreement As Collateral Security.

          4.4 Amended and Restated Revolving Credit Agreement dated as of December 27, 1996 between Community Care of America, Inc. and Integrated Health Services, Inc.

          4.5       Subordinated  Note  dated  December  27,  1996  between
                    Community Care of America, Inc. and Integrated Health Services, Inc. in the principal sum of $5,000,000.

          4.6 Warrant Acquisition Agreement dated as of January 13, 1997 between Community Care of America, Inc. and Integrated Health Services, Inc., including Form of Series A Warrants, Form of Series B Warrant and Registration Rights Agreement.

          99.0 Management Agreement dated as of December 27, 1996 between Community Care of America, Inc. and Integrated Health Services, Inc.







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                                    SIGNATURE

Pursuant to the requirements of Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                            COMMUNITY CARE OF AMERICA, INC.



Date:    January 13, 1997                   By:   /s/ David H. Fater
                                                  David H. Fater
                                                  Executive Vice President and
                                                  Chief Financial Officer

























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